As filed with the Securities and Exchange Commission on January 4, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	84-1318182 (I.R.S. Employer Identification Number)

6725 Mesa Ridge Road,
Suite 100,
San Diego, CA 92121
(858) 552-0866
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian M. Culley
Principal Executive Officer
ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
Telephone: (858) 552-0866
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a Copy to:

Michael S. Kagnoff, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Telephone: (858) 677-1400	Patrick L. Keran, Esq. Principal Financial and Accounting Officer and General Counsel ADVENTRX Pharmaceuticals, Inc. 6725 Mesa Ridge Road, Suite 100 San Diego, CA 92121 Telephone: (858) 552-0866
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of Securities	Aggregate	Registration
to be Registered (1)	Offering Price(2)	Fee(4)(5)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities(3)
Warrants
Units
Total	$3,901,311	$278.16

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as will have an aggregate initial offering price not to exceed $3,901,311. This does not include $25,000,000 in securities previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-159376) declared effective June 4, 2009 (the “Registration Statement”). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $3,901,311, less the aggregate dollar amount of all securities previously issued hereunder.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions, or similar transactions. No additional registration fee is being paid for these shares.

(5)	This registration fee was previously paid by the Registrant pursuant to Rule 457(p) under the Securities Act. The Registrant previously paid a registration fee of $10,700 pursuant to a registration statement on Form S-3 (File No. 333-133729) (the “Prior Registration Statement”), originally filed with the Commission on May 2, 2006 and declared effective on May 8, 2006. Pursuant to Rule 415(a)(5) under the Securities Act, the Prior Registration Statement expired on May 8, 2009. Of the $100,000,000 securities registered pursuant to the Prior Registration Statement, only $39,998,750 of the securities were sold before the Prior Registration Statement expired. Pursuant to Rule 457(p), the amount of the registration fee associated with the unsold securities from the Prior Registration Statement, $3,348, was applied to the registration fee of $1,395 associated with the Registration Statement and offsets entirely the $278.16 registration fee for this registration statement.
     This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The Registration Statement on Form S-3 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in our Registration Statement on Form S-3, File No. 333-159376, declared effective June 4, 2009. The contents of such Registration Statement, including the exhibits thereto, are hereby incorporated by reference.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 4, 2010.

ADVENTRX PHARMACEUTICALS, INC.
By:	/s/ Brian M. Culley
Brian M. Culley
Principal Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian M. Culley Brian M. Culley	Chief Business Officer and Senior Vice President (Principal Executive Officer)	January 4, 2010

/s/ Patrick L. Keran Patrick L. Keran	General Counsel, Secretary and Vice President, Legal (Principal Financial and Accounting Officer)	January 4, 2010

* Jack Lief	Chair of the Board	January 4, 2010

* Michael M. Goldberg	Director	January 4, 2010

* Mark J. Pykett	Director	January 4, 2010

* Eric K. Rowinsky	Director	January 4, 2010

*By:	/s/ Brian M. Culley
Brian M. Culley, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of J.H. Cohn LLP, independent registered public accounting firm
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
*24.1	Power of Attorney (included on signature page)

*	Previously filed with the Registrant’s registration statement on Form S-3 (File No. 333-159376).